                         Exhibit 99

          PRESS RELEASE

Call Now, Inc.                         Contact: Thomas R. Johnson,  President
One Retama Parkway                              518-587-7700
Selma, Texas 78154

     FOR IMMEDIATE RELEASE

CALL NOW, INC. ANNOUNCES 1-FOR-3 REVERSE STOCK SPLIT

NEW TRADING SYMBOL WILL BE CLNW

September 24, 2003.   CALL NOW, INC. (OTCBB:CNOW) today announced that its Board of Directors has approved a
1-for-3 reverse stock split of the Company's outstanding common stock. As a result of the reverse stock split, every three shares of Call Now common stock will be exchanged for one share of Call Now common stock. The reverse stock split will be effective at 5:00 p.m. on September 24, 2003 and will apply to all shares of common stock outstanding at such time. Call Now common stock will begin trading on a post split basis on September 25,
2003 under the symbol: CLNW.

Shareholders will receive instructions for turning in their current stock certificates for new stock certificates reflecting the split and should retain their current stock certificates pending receipt of such instructions.

The number of shares of Call Now common stock outstanding before the reverse stock split is 8,680,444.  The Company also reduced the number of shares of its common stock authorized for issuance from 50,000,000 to 16,666,667.

"We hope that this transaction will result in a higher price for our common stock and attract investors who would not be currently interested in our stock because of its low price," said Thomas R. Johnson, President.